ARGONAUT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN WHEREAS, Argonaut Group, Inc. (the "Company") heretofore adopted the "Argonaut Supplemental Executive Retirement Plan" (the "Plan"), an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or ,highly compensared employees within the meaning of the United Scares Code of Federal Regular ions Secrion 2520.104-23 and Secrions 201 (2), 301 (a)(3) and 40l(a)(l) of the Employee Reriremem Income Security Acr of 1974 ("£RISA"); and WHEREAS, the Company desires to amend rhe Plan to satisfy the requirements of Section 409A of the lmernal Revenue Code of 1986, as amended (rhe "Code"); NOW, THEREFORE, effective January 1, 2008, the Plan is amended and reseated to comply with Section 409A of the Code, with the Plan being operated in good faith compliance with Code Section 409A for the period January 1, 2005 to January I, 2008, SECTION 1. PURPOSE OF PLAN The Plan is unfunded and is maintained for the purpose of providing deferred compensation to a select group of management and highly compensated employees of the Company within the meaning of the United States Code of Federal Regulations Section 2520.104-23 and Sections 201(2), 30l(a)(3) and 40l(a)(l) of £RISA. The Plan will be administered in accordance with such purpose and in accordance with the provisions of Section 409A of the Code. SECTION 2. DEFINITIONS ll "Administrator" means the Board or the committee or subcommittee appointed pursuant rn Section 16.1. 2.2 "Beneficiary" means the person or entity determined to be a Participant's beneficiary pursuant to Section 14. U "Board" means the board of directors of Argonaut Group, Inc. 2.4 "Change in Control" means a "change in ownership" of the Company, a "change in effective control" of the Company, or a "change in the subscantial portion of the assets" of the Company (within the meaning of Section 409A of the Code). L5. "Code" means the Internal Revenue Code of 1986, as amended from time to rime. 2.6 "Company" means Argonaut Group, Inc. and any subsidiary or affiliate which is a member of its "related group" (as defined in Section 2.4 of rhe 40 I (k) Plan) which has adopted rhe Plan (a Participating Affiliate''}, and shall include any successor(s) thereto which adopt this Plan. Any such subsidiary or affiliare of Argonaut Group, Inc. may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of Argonaut Group, Inc. The provisions of chis Plan shall apply equally to each Participating Affiliate with respect to its employees Exhibit 10.4

1-... 1"1 , .... •·-I CJ :�- 1:) ("\J any hypothetical investment media as may be designated by the Administrator. SECTION 9. INVESTMENT OF ACCOUNTS For purposes of determining the amount of earnings and appreciation and losses and depreciation ro be credited to a Panicipant's account, each Participant's account shall be deemed invested in the investment options (designated by the Administrator as available under the Plan) as the Participant may elect, from time co time, in accordance with such rules and procedures as the Administrator may establish. Initially, and unless che Administrator shall otherwise designate, each Participanr' s account shall be deemed to be invested in the same manner as the Participant's account under the 40 I (k) Plan is invested, except that the MainSray Cash Reserves Fund (Class I) shall be substituted for the New York Life Anchor Account. However, no provision of the Plan shall require the Company co actually invest any amounts in any fund or in any other investment vehicle. SECTION 10. VESTED STATUS Each Participant shall have a nonforfeitable (vested) right to the fair market value of the Participant's account. SECTION 11. TIME AND MANNER OF DISTRIBUTION A Participant may elect, on the election form used to make his or her initial deferral election hereunder, to have distribution of his account made or commence (i) in the seventh (7'') calendar month following the date on which the Participant separates from service with the Company (within the meaning of Section 409(A) of the Code); (ii) as of a specified dace; or (iii) upon the earlier of (i) or (ii) or within ninery (90) days following a Change in Control. Each Participant may also elect, on the election form used to make his or her initial deferral election, eicher of the following modes of distribution: (a) a single lump sum payment; or (b) annual installments over a period of up to ren (I 0) years, rhe amount of each installment to equal the balance of the Participant's account immediately prior to the insrallment divided by the number of installments remaining to be paid. Each subsequent installment shall be made on the first day of the calendar monrh following the one (I) year anniversary of the prior payment. Notwithstanding the foregoing, in the event distribution is to be made following a Change in Control, distribution of the Participant's account shall be made in che form of a single lump-sum payment. A Parricipant may subsequently elect to change the mode of disrribucion, or co delay rhe dare on which distribution of the Participanr's accounr is to be made or commence, subject to the following conditions: (i) any such elecrion may not take effect until twelve (12) months after the date on which the election is made; (ii) payment with respect to such eleaion must be deferred for a p:riod of at least five (5) years from the date on which payment would othen,vise have been made or commence; and (iii) if the subsequent election relates 4